Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Cherry Hill Mortgage Investment Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)	(1)	(2)	(2)	0.00014760	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(2)	0.00014760	-	-	-	-	-
Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(2)	0.00014760	-	-	-	-	-
Fees to Be Paid	Other	Rights	Rule 457(o)	(1)	(2)	(2)	0.00014760	-	-	-	-	-
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(2)	0.00014760	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$593,855	100.000%	$593,855	0.00014760	$87.65	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	(1)	(2)	(2)	0.0001091		Form S-3	333-251078	August 6, 2021
Carry Forward Securities	Equity	Preferred Stock	Rule 415(a)(6)	(1)	(2)	(2)	0.0001091		Form S-3	333-251078	August 6, 2021
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)	(1)	(2)	(2)	0.0001091		Form S-3	333-251078	August 6, 2021
Carry Forward Securities	Other	Rights	Rule 415(a)(6)	(1)	(2)	(2)	0.0001091		Form S-3	333-251078	August 6, 2021
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(1)	(2)	(2)	0.0001091		Form S-3	333-251078	August 6, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)		$299,406,145	0.0001091	N/A	Form S-3	333-251078	August 6, 2021	$32,665.20
			Total Offering Amounts			$300,000,000	0.00014760	$44,280
			Total Fees Previously Paid					$32,665.20
			Total Fee Offsets					N/A
			Net Fee Due					$87.65

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock preferred stock, warrants, rights and/or units of the Registrant as shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum offering prices per security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock or warrants that provide for such conversion or exchange.

(2)
The proposed maximum offering price per each class of security and the maximum aggregate offering price per each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)
The Registrant previously registered $375,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-251078) filed with the SEC on February 12, 2020 and declared effective on August 6, 2021 (the “2021 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $299,406,145 of unsold securities (the “Unsold Securities”) that have previously been registered under the 2021 Registration Statement. The Registrant previously paid a filing fee of $32,665.20 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement),which will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant carried forward to the 2021 Registration Statement the registration fee of $22,559 previously paid in connection with the Registrant’s registration statement on Form S-3 (File No. 333-221725) filed on November 22, 2017, and declared effective on December 4, 2017. A filing fee of $87.65 with respect to the remaining $593,855 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2021 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.